EXHIBIT 99.1

Midland States Bancorp, Inc. Announces 2023 Second Quarter Results

Second Quarter 2023 Highlights:
•Net income available to common shareholders of $19.3 million, or $0.86 per diluted share
•Efficiency ratio improved to 55.0% from prior quarter
•Total loan growth of $13.1 million, or 0.8% annualized
•Total deposit growth of $1.3 million or 0.1% annualized
•Common equity tier 1 capital ratio improved to 8.03%
•Tangible book value per share of $22.24, an increase of 1.7% from prior quarter
Effingham, IL, July 27, 2023 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (Nasdaq: MSBI) (the “Company”) today reported net income available to common shareholders of $19.3 million, or $0.86 per diluted share, for the second quarter of 2023, compared to $19.5 million, or $0.86 per diluted share, for the first quarter of 2023. This also compares to net income available to common shareholders of $21.9 million, or $0.97 per diluted share, for the second quarter of 2022.
Jeffrey G. Ludwig, President and Chief Executive Officer of the Company, said, “We executed well in the second quarter and continued to deliver strong financial performance while prioritizing prudent risk management given the challenging operating environment, which resulted in an 8% increase in our pre-tax, pre-provision income compared to the prior quarter. Due to our strong financial performance and prudent balance sheet management, we saw an increase in our capital ratios and tangible book value per share, while also taking advantage of the opportunity to repurchase our common stock at below tangible book value and redeeming some of our higher cost subordinated debt.
“We continue to have success in developing full banking relationships with high quality businesses, which resulted in continued growth in our commercial loan portfolio. As planned, we are funding the new commercial loans and additional securities purchases with the runoff in our GreenSky portfolio, which is contributing to our strong financial performance and increase in capital ratios.
“While economic conditions remain uncertain, we will continue to prioritize prudent risk management and be conservative in our new loan production to build capital and liquidity. We continue to see good opportunities to add core deposit relationships in our markets with both retail and commercial customers, and during the second half of the year, we expect to begin seeing a contribution to deposit gathering from our Banking-as-a-Service initiative, which we believe will further strengthen our deposit base, support profitable growth in the future, and create additional franchise value,” said Mr. Ludwig.
Balance Sheet Highlights
Total assets were $8.03 billion at June 30, 2023, compared to $7.93 billion at March 31, 2023, and $7.44 billion at June 30, 2022. At June 30, 2023, portfolio loans were $6.37 billion, compared to $6.35 billion as of March 31, 2023, and $5.80 billion as of June 30, 2022.

Loans

During the second quarter of 2023, outstanding loans increased at a slower rate as the Company originated loans in a more selective and deliberate approach to balance liquidity and funding costs. Commercial loan and lease balances and construction and land development loans increased $18.0 million and $39.8 million, respectively, offsetting the decline in consumer loan balances due to a decrease in loans originated through GreenSky.

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2023	2023	2022	2022	2022
Loan Portfolio
Commercial loans	$962,756	$937,920	$872,794	$907,651	$821,119
Equipment finance loans	614,633	632,205	616,751	577,323	546,267
Equipment finance leases	500,485	510,029	491,744	457,611	439,202
Commercial FHA warehouse lines	30,522	10,275	25,029	51,309	23,872
Total commercial loans and leases	2,108,396	2,090,429	2,006,318	1,993,894	1,830,460
Commercial real estate	2,443,995	2,448,158	2,433,159	2,466,303	2,335,655
Construction and land development	366,631	326,836	320,882	225,549	203,955
Residential real estate	371,486	369,910	366,094	356,225	340,103
Consumer	1,076,836	1,118,938	1,180,014	1,156,480	1,085,371
Total loans	$6,367,344	$6,354,271	$6,306,467	$6,198,451	$5,795,544
Loan Quality
Credit quality metrics declined during the second quarter of 2023. Loans 30-89 days past due totaled $44.2 million as of June 30, 2023, compared to $30.9 million as of March 31, 2023, and $16.2 million as of June 30, 2022. The increase in delinquencies during the most recent quarter was due to a single commercial loan, which has since been brought current, and an increase in delinquencies in equipment finance loans and leases.
Non-performing loans were $54.8 million at June 30, 2023, compared to $50.7 million as of March 31, 2023, and $56.9 million as of June 30, 2022. The increase at June 30, 2023 was related to one commercial real estate loan moving to non-performing at the end of the quarter. Non-performing loans as a percentage of portfolio loans was 0.86% at June 30, 2023, compared with 0.80% at March 31, 2023, and 0.98% at June 30, 2022.
Non-performing assets were 0.72% of total assets at the end of the second quarter of 2023, compared to 0.74% at March 31, 2023 and 0.93% at June 30, 2022. Two other real estate owned (“OREO”) properties were sold during the second quarter of 2023 at a gain of $0.8 million resulting in the decrease in non-performing assets.

	As of and for the Three Months Ended
(in thousands)	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022
Asset Quality
Loans 30-89 days past due	$44,161	$30,895	$32,372	$28,275	$16,212
Nonperforming loans	54,844	50,713	49,423	46,882	56,883
Nonperforming assets	57,688	58,806	57,824	59,524	69,344
Substandard loans	130,707	99,819	101,044	98,517	114,820
Net charge-offs	2,996	2,119	538	3,233	2,781
Loans 30-89 days past due to total loans	0.69%	0.49%	0.51%	0.46%	0.28%
Nonperforming loans to total loans	0.86%	0.80%	0.78%	0.76%	0.98%
Nonperforming assets to total assets	0.72%	0.74%	0.74%	0.76%	0.93%
Allowance for credit losses to total loans	1.02%	0.98%	0.97%	0.95%	0.95%
Allowance for credit losses to nonperforming loans	118.43%	122.39%	123.53%	125.08%	96.51%
Net charge-offs to average loans	0.19%	0.14%	0.03%	0.21%	0.20%
The Company’s allowance for credit losses totaled $65.0 million at June 30, 2023, compared to $62.1 million at March 31, 2023, and $54.9 million at June 30, 2022. The allowance as a percentage of portfolio loans was 1.02% at June 30, 2023, compared to 0.98% at March 31, 2023, and 0.95% at June 30, 2022.
Deposits
Total deposits were $6.43 billion at both June 30, 2023 and March 31, 2023, compared with $6.18 billion at June 30, 2022. The deposit mix continues to shift from noninterest-bearing deposits to interest-bearing deposits due to the continued rate increases announced by the Federal Reserve. Interest rate promotions offered during the second quarter of 2023 on time deposit products contributed to an increase in balances of $73.9 million at June 30, 2023, compared to March 31, 2023.

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2023	2023	2022	2022	2022
Deposit Portfolio
Noninterest-bearing demand	$1,162,909	$1,215,758	$1,362,158	$1,362,481	$1,403,386
Interest-bearing:
Checking	2,499,693	2,502,827	2,494,073	2,568,195	2,377,760
Money market	1,226,470	1,263,813	1,184,101	1,125,333	1,027,547
Savings	624,005	636,832	661,932	704,245	740,364
Time	840,734	766,884	649,552	620,960	620,363
Brokered time	72,737	39,087	12,836	14,038	15,018
Total deposits	$6,426,548	$6,425,201	$6,364,652	$6,395,252	$6,184,438
The Company estimates that uninsured deposits(1) totaled $1.21 billion, or 19% of total deposits, at June 30, 2023 compared to $1.32 billion, or 21%, at March 31, 2023.
(1)    Uninsured deposits include the Call Report estimate of uninsured deposits less affiliate deposits, estimated insured portion of servicing deposits, additional structured FDIC coverage and collateralized deposits.

Results of Operations Highlights
Net Interest Income and Margin
During the second quarter of 2023, net interest income, on a tax-equivalent basis, totaled $59.0 million, a decrease of $1.7 million, or 2.8%, compared to $60.7 million for the first quarter of 2023. The tax-equivalent net interest margin for the second quarter of 2023 was 3.23%, compared with 3.39% in the first quarter of 2023. Net interest income and related margin, on a tax-equivalent basis, was $61.7 million and 3.65%, respectively, in the second quarter of 2022. The decline in the net interest income and margin was largely attributable to increased market interest rates resulting in the cost of funding liabilities increasing at a faster rate than the yields on earning assets.
Average interest-earning assets for the second quarter of 2023 were $7.33 billion, compared to $7.26 billion for the first quarter of 2023. The yield increased 16 basis points to 5.51% compared to the first quarter of 2023. Interest-earning assets averaged $6.77 billion for the second quarter of 2022.
Average loans were $6.36 billion for the second quarter of 2023, compared to $6.32 billion for the first quarter of 2023 and $5.68 billion for the second quarter of 2022. The yield on loans was 5.80% and 5.65% for the second and first quarters of 2023, respectively.

	For the Three Months Ended
	June 30,			March 31,			June 30,
(dollars in thousands)	2023			2023			2022
Interest-earning assets	Average Balance	Interest & Fees	Yield/Rate	Average Balance	Interest & Fees	Yield/Rate	Average Balance	Interest & Fees	Yield/Rate
Cash and cash equivalents	$67,377	$852	5.07%	$85,123	$980	4.67%	$226,517	$468	0.83%
Investment securities	861,409	7,286	3.39%	809,848	5,995	3.00%	818,927	4,931	2.41%
Loans	6,356,012	91,890	5.80%	6,320,402	87,997	5.65%	5,677,791	63,594	4.49%
Loans held for sale	4,067	59	5.79%	1,506	16	4.41%	9,865	77	3.15%
Nonmarketable equity securities	45,028	599	5.33%	47,819	795	6.75%	36,338	487	5.38%
Total interest-earning assets	$7,333,893	$100,686	5.51%	$7,264,698	$95,783	5.35%	$6,769,438	$69,557	4.12%
Noninterest-earning assets	612,238			610,811			615,348
Total assets	$7,946,131			$7,875,509			$7,384,786

Interest-Bearing Liabilities
Interest-bearing deposits	$5,259,188	$33,617	2.56%	$5,053,941	$26,405	2.12%	$4,718,759	$3,810	0.32%
Short-term borrowings	22,018	14	0.26%	38,655	25	0.26%	59,301	22	0.15%
FHLB advances & other borrowings	471,989	5,396	4.59%	540,278	6,006	4.51%	307,611	1,435	1.87%
Subordinated debt	97,278	1,335	5.51%	99,812	1,370	5.57%	139,232	2,011	5.78%
Trust preferred debentures	50,218	1,289	10.29%	50,047	1,229	9.96%	49,602	624	5.05%
Total interest-bearing liabilities	$5,900,691	$41,651	2.83%	$5,782,733	$35,035	2.46%	$5,274,505	$7,902	0.60%
Noninterest-bearing deposits	1,187,584			1,250,899			1,401,268
Other noninterest-bearing liabilities	81,065			74,691			66,009
Shareholders’ equity	776,791			767,186			643,004
Total liabilities and shareholder’s equity	$7,946,131			$7,875,509			$7,384,786

Net Interest Margin		$59,035	3.23%		$60,748	3.39%		$61,655	3.65%

Cost of Deposits			2.09%			1.70%			0.25%
(1)Interest income and average rates for tax-exempt loans and securities are presented on a tax-equivalent basis, assuming a federal income tax rate of 21%. Tax-equivalent adjustments totaled $0.2 million, $0.2 million and $0.3 million for the three months ended June 30, 2023, March 31, 2023 and 2022, respectively.
Investment securities averaged $861.4 million for the second quarter of 2023, compared to $809.8 million for the first quarter of 2023. The Company purchased additional investments and repositioned out of lower-yielding securities in favor of higher-yielding instruments resulting in increased average balances of $51.6 million and a higher yield. These changes are expected to improve overall margin, liquidity, and capital allocations. The Company incurred net losses on sales of $0.9 million in the second quarter of 2023. Investment securities averaged $818.9 million for the second quarter of 2022.
Average interest-bearing deposits were $5.26 billion for the second quarter of 2023, compared to $5.05 billion for the first quarter of 2023, and $4.72 billion for the second quarter of 2022. Cost of interest-bearing deposits was 2.56% in the second quarter of 2023, which represents a 44 basis point increase from the first quarter of 2023. A competitive market driven by rising interest rates was a contributing factor to the increase in deposit costs.
The Company redeemed $6.6 million of subordinated debt during the second quarter of 2023. The debentures were redeemed at a discount, resulting in a gain of $0.7 million.
During the six months ended June 30, 2023, net interest income, on a tax-equivalent basis, increased to $119.8 million, with a tax-equivalent net interest margin of 3.31%, compared to net interest income, on a tax-equivalent basis, of $118.9 million, and a tax-equivalent net interest margin of 3.58% for the six months ended June 30, 2022.

	For the Six Months Ended
	June 30,			June 30,
(dollars in thousands)	2023			2022
Interest-earning assets	Average Balance	Interest & Fees	Yield/Rate	Average Balance	Interest & Fees	Yield/Rate
Cash and cash equivalents	$76,201	$1,832	4.85%	$304,938	$639	0.42%
Investment securities	835,771	13,281	3.18%	856,571	9,894	2.31%
Loans	6,338,305	179,887	5.72%	5,477,037	120,873	4.45%
Loans held for sale	2,794	75	5.42%	20,501	297	2.93%
Nonmarketable equity securities	46,416	1,394	6.05%	36,358	971	5.39%
Total interest-earning assets	$7,299,487	$196,469	5.43%	$6,695,405	$132,674	4.00%
Noninterest-earning assets	611,528			623,224
Total assets	$7,911,015			$7,318,629

Interest-Bearing Liabilities
Interest-bearing deposits	$5,157,148	$60,022	2.35%	$4,613,751	$5,971	0.26%
Short-term borrowings	30,291	39	0.26%	64,642	45	0.14%
FHLB advances & other borrowings	505,945	11,402	4.54%	309,436	2,647	1.72%
Subordinated debt	98,538	2,705	5.54%	139,186	4,022	5.78%
Trust preferred debentures	50,133	2,518	10.13%	49,527	1,138	4.64%
Total interest-bearing liabilities	$5,842,055	$76,686	2.65%	$5,176,542	$13,823	0.54%
Noninterest-bearing deposits	1,219,050			1,418,083
Other noninterest-bearing liabilities	77,895			73,878
Shareholders’ equity	772,015			650,126
Total liabilities and shareholder’s equity	$7,911,015			$7,318,629

Net Interest Margin		$119,783	3.31%		$118,851	3.58%

Cost of Deposits			1.90%			0.20%
(1)Interest income and average rates for tax-exempt loans and securities are presented on a tax-equivalent basis, assuming a federal income tax rate of 21%. Tax-equivalent adjustments totaled $0.4 million and $0.7 million for the six months ended June 30, 2023 and 2022, respectively.
The yield on earning assets increased 143 basis points to 5.43% for the six months ended June 30, 2023 compared to the same period one year prior. However, the cost of interest bearing liabilities increased at a faster rate during this period, increasing 211 basis points to 2.65% for the six months ended June 30, 2023.
Noninterest Income
Noninterest income was $18.8 million for the second quarter of 2023, compared to $15.8 million for the first quarter of 2023. Noninterest income for the second quarter of 2023 included an $0.8 million gain on the sale of OREO and a $0.7 million gain on the repurchase of subordinated debt, partially offset by $0.9 million of losses on the sale of investment securities. The first quarter of 2023 was negatively impacted by $0.6 million of losses on the sale of investment securities. Excluding these transactions, noninterest income for the second quarter of 2023 and the first quarter of 2023 was $18.2 million and $16.4 million, respectively. Noninterest income for the second quarter of 2022 was $14.6 million and included $0.9 million impairment charge on commercial servicing rights and a $0.1 million loss on the sale of investment securities. Excluding these transactions, noninterest income for the second quarter of 2022 was $15.6 million.

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(in thousands)	2023	2023	2022	2023	2022
Noninterest income
Wealth management revenue	$6,269	$6,411	$6,143	$12,680	$13,282
Residential mortgage banking revenue	540	405	384	945	983
Service charges on deposit accounts	2,677	2,568	2,304	5,245	4,372
Interchange revenue	3,696	3,412	3,590	7,108	6,870
Loss on sales of investment securities, net	(869)	(648)	(101)	(1,517)	(101)
Gain on repurchase of subordinated debt, net	676	—	—	676	—
Gain (loss) on sales of other real estate owned, net	819	—	(162)	819	(121)
Impairment on commercial mortgage servicing rights	—	—	(869)	—	(1,263)
Company-owned life insurance	891	876	840	1,767	1,859
Other income	4,054	2,755	2,484	6,809	4,345
Total noninterest income	$18,753	$15,779	$14,613	$34,532	$30,226
Noninterest Expense
Noninterest expense was $42.9 million in the second quarter of 2023, compared to $44.5 million in the first quarter of 2023, and $41.3 million in the second quarter of 2022. The efficiency ratio was 55.01% for the quarter ended June 30, 2023, compared to 57.64% for the quarter ended March 31, 2023, and 53.10% for the quarter ended June 30, 2022.

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(in thousands)	2023	2023	2022	2023	2022
Noninterest expense
Salaries and employee benefits	$22,857	$24,243	$22,645	$47,100	$44,515
Occupancy and equipment	3,879	4,443	3,489	8,322	7,244
Data processing	6,544	6,311	6,082	12,855	11,955
Professional	1,663	1,760	1,516	3,423	3,488
Amortization of intangible assets	1,208	1,291	1,318	2,499	2,716
FDIC insurance	1,196	1,329	826	2,525	1,656
Other expense	5,547	5,105	5,463	10,652	10,649
Total noninterest expense	$42,894	$44,482	$41,339	$87,376	$82,223
Noteworthy components of noninterest expense are as follows:
•Salaries and employee benefits expenses were $22.9 million in the second quarter of 2023, compared to $24.2 million in the first quarter of 2023, and $22.6 million in the second quarter of 2022. Employees numbered 915 at June 30, 2023, compared to 931 at March 31, 2023, and 932 at June 30, 2022. Annual salary increases, effective in the second quarter of 2023, were offset by decreased commissions and incentive compensation expense.

•Occupancy and equipment expense decreased $0.6 million in the second quarter of 2023 compared to the first quarter of 2023, primarily due to elevated seasonal related expenses incurred in the first quarter, including snow removal and utilities expenses.
•Increases in FDIC insurance expense on a year to date basis is primarily related to the FDIC’s 2 basis point increase to the initial base deposit insurance assessment rate schedules effective January 1, 2023.
Income Tax Expense
Income tax expense was $7.2 million for the second quarter of 2023, as compared to $6.9 million for the first quarter of 2023 and $7.3 million for the second quarter of 2022. The resulting effective tax rates were 25.1%, 24.0% and 25.0% respectively.
Capital
At June 30, 2023, Midland States Bank and the Company exceeded all regulatory capital requirements under Basel III, and Midland States Bank met the qualifications to be a ‘‘well-capitalized’’ financial institution, as summarized in the following table:

	As of June 30, 2023
	Midland States Bank	Midland States Bancorp, Inc.	Minimum Regulatory Requirements (2)
Total capital to risk-weighted assets	11.89%	12.65%	10.50%
Tier 1 capital to risk-weighted assets	11.01%	10.47%	8.50%
Tier 1 leverage ratio	10.07%	9.57%	4.00%
Common equity Tier 1 capital	11.01%	8.03%	7.00%
Tangible common equity to tangible assets (1)	N/A	6.19%	N/A
(1) A non-GAAP financial measure. Refer to page 16 for a reconciliation to the comparable GAAP financial measure.
(2) Includes the capital conservation buffer of 2.5%.
The impact of rising interest rates on the Company’s investment portfolio and cash flow hedges has resulted in an $84.7 million accumulated other comprehensive loss at June 30, 2023, which impacts tangible book value by $3.87.
Stock Repurchase Program
As previously disclosed, on December 6, 2022, the Company’s board of directors authorized a new share repurchase program, pursuant to which the Company is authorized to repurchase up to $25.0 million of common stock through December 31, 2023. During the second quarter of 2023, the Company repurchased 308,543 shares of its common stock at a weighted average price of $19.78 under its stock repurchase program. As of June 30, 2023, the Company had $16.1 million remaining under the current stock repurchase authorization.

About Midland States Bancorp, Inc.
Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of June 30, 2023, the Company had total assets of approximately $8.03 billion, and its Wealth Management Group had assets under administration of approximately $3.59 billion. The Company provides a full range of commercial and consumer banking products and services and business equipment financing, merchant credit card services, trust and investment management, insurance and financial planning services. For additional information, visit https://www.midlandsb.com/ or https://www.linkedin.com/company/midland-states-bank.
Non-GAAP Financial Measures
Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP.
These non-GAAP financial measures include “Adjusted Earnings,” “Adjusted Earnings Available to Common Shareholders,” “Adjusted Diluted Earnings Per Common Share,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,” “Adjusted Return on Average Tangible Common Equity,” “Adjusted Pre-Tax, Pre-Provision Earnings,” “Adjusted Pre-Tax, Pre-Provision Return on Average Assets,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Value Per Share,” “Tangible Book Value Per Share excluding Accumulated Other Comprehensive Income,” and “Return on Average Tangible Common Equity.” The Company believes these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Not all companies use the same calculation of these measures; therefore, this presentation may not be comparable to other similarly titled measures as presented by other companies.
Forward-Looking Statements
Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, future performance, goals and future earnings levels. These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, the impact of inflation, continuing effects of the recent failures of Silicon Valley Bank and Signature Bank, including anticipated effects on FDIC premiums, increased deposit volatility and potential regulatory developments; changes in the financial markets; changes in business plans as circumstances warrant; risks relating to acquisitions; developments and uncertainty related to the future use and availability of some reference rates, such as the London Inter-Bank Offered Rate, as well as other alternative reference rates, and the adoption of a substitute; changes to U.S. tax laws, regulations and guidance; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," or similar terminology. Any forward-

looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
CONTACTS:
Jeffrey G. Ludwig, President and CEO, at jludwig@midlandsb.com or (217) 342-7321
Eric T. Lemke, Chief Financial Officer, at elemke@midlandsb.com or (217) 342-7321
Douglas J. Tucker, SVP and Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	As of and for the Three Months Ended			As of and for the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(dollars in thousands, except per share data)	2023	2023	2022	2023	2022
Earnings Summary
Net interest income	$58,840	$60,504	$61,334	$119,344	$118,161
Provision for credit losses	5,879	3,135	5,441	9,014	9,608
Noninterest income	18,753	15,779	14,613	34,532	30,226
Noninterest expense	42,894	44,482	41,339	87,376	82,223
Income before income taxes	28,820	28,666	29,167	57,486	56,556
Income taxes	7,245	6,894	7,284	14,139	13,924
Net income	21,575	21,772	21,883	43,347	42,632
Preferred dividends	2,228	2,228	—	4,456	—
Net income available to common shareholders	$19,347	$19,544	$21,883	$38,891	$42,632

Diluted earnings per common share	$0.86	$0.86	$0.97	$1.72	$1.89
Weighted average common shares outstanding - diluted	22,205,079	22,501,970	22,360,819	22,348,981	22,355,936
Return on average assets	1.09%	1.12%	1.19%	1.10%	1.17%
Return on average shareholders' equity	11.14%	11.51%	13.65%	11.32%	13.22%
Return on average tangible common equity (1)	15.99%	16.70%	19.14%	16.34%	18.48%
Net interest margin	3.23%	3.39%	3.65%	3.31%	3.58%
Efficiency ratio (1)	55.01%	57.64%	53.10%	56.32%	54.38%

Adjusted Earnings Performance Summary (1)
Adjusted earnings available to common shareholders	$19,488	$20,017	$22,191	$39,505	$43,006
Adjusted diluted earnings per common share	$0.87	$0.88	$0.98	$1.75	$1.90
Adjusted return on average assets	1.10%	1.15%	1.21%	1.12%	1.18%
Adjusted return on average shareholders' equity	11.21%	11.76%	13.84%	11.48%	13.34%
Adjusted return on average tangible common equity	16.10%	17.11%	19.41%	16.60%	18.65%
Adjusted pre-tax, pre-provision earnings	$34,892	$32,449	$35,902	$67,341	$67,943
Adjusted pre-tax, pre-provision return on average assets	1.76%	1.67%	1.95%	1.72%	1.87%

Market Data
Book value per share at period end	$30.49	$30.08	$28.84
Tangible book value per share at period end (1)	$22.24	$21.87	$20.43
Tangible book value per share excluding accumulated other comprehensive income at period end (1)	$26.11	$25.39	$22.84
Market price at period end	$19.91	$21.42	$24.04
Common shares outstanding at period end	21,854,800	22,111,454	22,060,255

Capital
Total capital to risk-weighted assets	12.65%	12.46%	11.44%
Tier 1 capital to risk-weighted assets	10.47%	10.25%	8.63%
Tier 1 common capital to risk-weighted assets	8.03%	7.84%	7.66%
Tier 1 leverage ratio	9.57%	9.54%	7.98%
Tangible common equity to tangible assets (1)	6.19%	6.24%	6.22%

Wealth Management
Trust assets under administration	$3,594,727	$3,502,635	$3,503,227

(1) Non-GAAP financial measures. Refer to pages 14 - 16 for a reconciliation to the comparable GAAP financial measures.

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2023	2023	2022	2022	2022
Assets
Cash and cash equivalents	$160,695	$138,310	$160,631	$313,188	$270,117
Investment securities	887,003	821,005	776,860	690,504	769,278
Loans	6,367,344	6,354,271	6,306,467	6,198,451	5,795,544
Allowance for credit losses on loans	(64,950)	(62,067)	(61,051)	(58,639)	(54,898)
Total loans, net	6,302,394	6,292,204	6,245,416	6,139,812	5,740,646
Loans held for sale	5,632	2,747	1,286	4,338	5,298
Premises and equipment, net	81,006	80,582	78,293	77,519	77,668
Other real estate owned	202	6,729	6,729	11,141	11,131
Loan servicing rights, at lower of cost or fair value	21,611	1,117	1,205	1,297	25,879
Commercial FHA mortgage loan servicing rights held for sale	—	20,745	20,745	23,995	—
Goodwill	161,904	161,904	161,904	161,904	161,904
Other intangible assets, net	18,367	19,575	20,866	22,198	23,559
Company-owned life insurance	152,210	151,319	150,443	149,648	148,900
Other assets	243,697	233,937	231,123	226,333	201,432
Total assets	$8,034,721	$7,930,174	$7,855,501	$7,821,877	$7,435,812

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$1,162,909	$1,215,758	$1,362,158	$1,362,481	$1,403,386
Interest-bearing deposits	5,263,639	5,209,443	5,002,494	5,032,771	4,781,052
Total deposits	6,426,548	6,425,201	6,364,652	6,395,252	6,184,438
Short-term borrowings	21,783	31,173	42,311	58,518	67,689
FHLB advances and other borrowings	575,000	482,000	460,000	360,000	285,000
Subordinated debt	93,404	99,849	99,772	139,370	139,277
Trust preferred debentures	50,296	50,135	49,975	49,824	49,674
Other liabilities	90,869	66,173	80,217	79,634	73,546
Total liabilities	7,257,900	7,154,531	7,096,927	7,082,598	6,799,624
Total shareholders’ equity	776,821	775,643	758,574	739,279	636,188
Total liabilities and shareholders’ equity	$8,034,721	$7,930,174	$7,855,501	$7,821,877	$7,435,812

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(in thousands, except per share data)	2023	2023	2022	2023	2022
Net interest income:
Interest income	$100,491	$95,539	$69,236	$196,030	$131,984
Interest expense	41,651	35,035	7,902	76,686	13,823
Net interest income	58,840	60,504	61,334	119,344	118,161
Provision for credit losses:
Provision for credit losses on loans	5,879	3,135	4,741	9,014	8,873
Provision for credit losses on unfunded commitments	—	—	700	—	956
Provision for other credit losses	—	—	—	—	(221)
Total provision for credit losses	5,879	3,135	5,441	9,014	9,608
Net interest income after provision for credit losses	52,961	57,369	55,893	110,330	108,553
Noninterest income:
Wealth management revenue	6,269	6,411	6,143	12,680	13,282
Residential mortgage banking revenue	540	405	384	945	983
Service charges on deposit accounts	2,677	2,568	2,304	5,245	4,372
Interchange revenue	3,696	3,412	3,590	7,108	6,870
Loss on sales of investment securities, net	(869)	(648)	(101)	(1,517)	(101)
Gain on repurchase of subordinated debt, net	676	—	—	676	—
Gain (loss) on sales of other real estate owned, net	819	—	(162)	819	(121)
Impairment on commercial mortgage servicing rights	—	—	(869)	—	(1,263)
Company-owned life insurance	891	876	840	1,767	1,859
Other income	4,054	2,755	2,484	6,809	4,345
Total noninterest income	18,753	15,779	14,613	34,532	30,226
Noninterest expense:
Salaries and employee benefits	22,857	24,243	22,645	47,100	44,515
Occupancy and equipment	3,879	4,443	3,489	8,322	7,244
Data processing	6,544	6,311	6,082	12,855	11,955
Professional	1,663	1,760	1,516	3,423	3,488
Amortization of intangible assets	1,208	1,291	1,318	2,499	2,716
FDIC insurance	1,196	1,329	826	2,525	1,656
Other expense	5,547	5,105	5,463	10,652	10,649
Total noninterest expense	42,894	44,482	41,339	87,376	82,223
Income before income taxes	28,820	28,666	29,167	57,486	56,556
Income taxes	7,245	6,894	7,284	14,139	13,924
Net income	21,575	21,772	21,883	43,347	42,632
Preferred stock dividends	2,228	2,228	—	4,456	—
Net income available to common shareholders	$19,347	$19,544	$21,883	$38,891	$42,632

Basic earnings per common share	$0.86	$0.86	$0.97	$1.72	$1.89
Diluted earnings per common share	$0.86	$0.86	$0.97	$1.72	$1.89

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(dollars in thousands, except per share data)	2023	2023	2022	2023	2022
Income before income taxes - GAAP	$28,820	$28,666	$29,167	$57,486	$56,556
Adjustments to noninterest income:
Loss on sales of investment securities, net	869	648	101	1,517	101
(Gain) on repurchase of subordinated debt	(676)	—	—	(676)	—
Total adjustments to noninterest income	193	648	101	841	101
Adjustments to noninterest expense:
Integration and acquisition expenses	—	—	(324)	—	(415)
Total adjustments to noninterest expense	—	—	(324)	—	(415)
Adjusted earnings pre tax - non-GAAP	29,013	29,314	29,592	58,327	57,072
Adjusted earnings tax	7,297	7,069	7,401	14,366	14,066
Adjusted earnings - non-GAAP	21,716	22,245	22,191	43,961	43,006
Preferred stock dividends	2,228	2,228	—	4,456	—
Adjusted earnings available to common shareholders	$19,488	$20,017	$22,191	$39,505	$43,006
Adjusted diluted earnings per common share	$0.87	$0.88	$0.98	$1.75	$1.90
Adjusted return on average assets	1.10%	1.15%	1.21%	1.12%	1.18%
Adjusted return on average shareholders' equity	11.21%	11.76%	13.84%	11.48%	13.34%
Adjusted return on average tangible common equity	16.10%	17.11%	19.41%	16.60%	18.65%

Adjusted Pre-Tax, Pre-Provision Earnings Reconciliation

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(dollars in thousands)	2023	2023	2022	2023	2022
Adjusted earnings pre tax - non-GAAP	$29,013	$29,314	$29,592	$58,327	$57,072
Provision for credit losses	5,879	3,135	5,441	9,014	9,608
Impairment on commercial mortgage servicing rights	—	—	869	—	1,263
Adjusted pre-tax, pre-provision earnings - non-GAAP	$34,892	$32,449	$35,902	$67,341	$67,943
Adjusted pre-tax, pre-provision return on average assets	1.76%	1.67%	1.95%	1.72%	1.87%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued)

Efficiency Ratio Reconciliation

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(dollars in thousands)	2023	2023	2022	2023	2022
Noninterest expense - GAAP	$42,894	$44,482	$41,339	$87,376	$82,223
Integration and acquisition expenses	—	—	(324)	—	(415)
Adjusted noninterest expense	$42,894	$44,482	$41,015	$87,376	$81,808

Net interest income - GAAP	$58,840	$60,504	$61,334	$119,344	$118,161
Effect of tax-exempt income	195	244	321	439	690
Adjusted net interest income	59,035	60,748	61,655	119,783	118,851

Noninterest income - GAAP	18,753	15,779	14,613	34,532	30,226
Impairment on commercial mortgage servicing rights	—	—	869	—	1,263
Loss on sales of investment securities, net	869	648	101	1,517	101
(Gain) on repurchase of subordinated debt	(676)	—	—	(676)	—
Adjusted noninterest income	18,946	16,427	15,583	35,373	31,590

Adjusted total revenue	$77,980	$77,175	$77,238	$155,156	$150,441

Efficiency ratio	55.01%	57.64%	53.10%	56.32%	54.38%

Return on Average Tangible Common Equity (ROATCE)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(dollars in thousands)	2023	2023	2022	2023	2022
Net income available to common shareholders	$19,347	$19,544	$21,883	$38,891	$42,632

Average total shareholders' equity—GAAP	$776,791	$767,186	$643,004	$772,015	$650,126
Adjustments:
Preferred Stock	(110,548)	(110,548)	—	(110,548)	—
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(18,937)	(20,184)	(22,570)	(19,557)	(23,101)
Average tangible common equity	$485,402	$474,550	$458,530	$480,006	$465,121
ROATCE	15.99%	16.70%	19.14%	16.34%	18.48%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued)

Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except per share data)	2023	2023	2022	2022	2022
Shareholders' Equity to Tangible Common Equity
Total shareholders' equity—GAAP	$776,821	$775,643	$758,574	$739,279	$636,188
Adjustments:
Preferred Stock	(110,548)	(110,548)	(110,548)	(110,548)	—
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(18,367)	(19,575)	(20,866)	(22,198)	(23,559)
Tangible common equity	$486,002	$483,616	$465,256	$444,629	$450,725

Less: Accumulated other comprehensive income (AOCI)	(84,719)	(77,797)	(83,797)	(78,383)	(53,097)
Tangible common equity excluding AOCI	570,721	561,413	549,053	523,012	503,822

Total Assets to Tangible Assets:
Total assets—GAAP	$8,034,721	$7,930,174	$7,855,501	$7,821,877	$7,435,812
Adjustments:
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(18,367)	(19,575)	(20,866)	(22,198)	(23,559)
Tangible assets	$7,854,450	$7,748,695	$7,672,731	$7,637,775	$7,250,349

Common Shares Outstanding	21,854,800	22,111,454	22,214,913	22,074,740	22,060,255

Tangible Common Equity to Tangible Assets	6.19%	6.24%	6.06%	5.82%	6.22%
Tangible Book Value Per Share	$22.24	$21.87	$20.94	$20.14	$20.43
Tangible Book Value Per Share excluding AOCI	$26.11	$25.39	$24.72	$23.69	$22.84